Exhibit 10.1

FIRST AMENDMENT
TO
WASHINGTON TRUST BANCORP, INC.
2003 STOCK INCENTIVE PLAN

A.  The Washington Trust Bancorp, Inc. 2003 Stock Incentive Plan (the “Plan”) is hereby amended by deleting Section 5(b)(i)(A) in its entirety and substituting therefor the following:

“(A) Unless otherwise determined by the Board that the automatic grant of options shall be suspended, each Non-Employee who is serving as Director of the Company as of the date of each Annual Meeting after which such Director will continue to serve as Director of the Company, beginning with the 2003 Annual Meeting and in lieu of options which would be granted pursuant to Section 11 of the Company’s 1997 Equity Incentive Plan, shall automatically be granted on such day a Non-Qualified Stock Option to acquire 2,000 shares of Stock.”

B.  This First Amendment shall be effective December 16, 2004.

C.  Except as otherwise amended herein, the Plan is hereby confirmed in all other respects.

IN WITNESS WHEREOF, the Company has caused this First Amendment to be executed this 16th day of December, 2004.

WASHINGTON TRUST BANCORP, INC.

By:    /s/John C. Warren
John C. Warren
Chairman and Chief Executive Officer